UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2006

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M4

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

8th Floor, 100 West Pender Street, Vancouver, British Columbia, Canada V6B 1R8

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2006, we entered into a stock option agreement with one employee granting him the right to purchase an aggregate of 1,200,000 shares of our common stock at an exercise price of $0.43 per share exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options will vest in accordance with the stock option agreement. The form of stock option agreement was filed as Exhibit 10.3 to the Form 8-K that was filed with the Securities Exchange Commission on January 17, 2006.

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Item 3.02. Unregistered Sales of Equity Securities.

On September 7, 2006, we granted stock options to one employee to purchase an aggregate of 1,200,000 shares of our common stock at an exercise price of $0.43 per share, exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options are subject to vesting provisions as set forth in the stock option agreements dated September 7, 2006. We issued the stock options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 7, 2006, we appointed David Karp as our Chief Financial Officer. Mr. Karp was previously chief financial officer of Chemokine Therapeutics Corp., a Vancouver based, publicly traded biotechnology company where he was instrumental in the company’s successful initial public offering and follow-on financing. In addition to raising over $25 million, Mr. Karp was responsible for treasury and U.S. GAAP reporting, as well as the implementation of internal controls. Prior to this position, Mr. Karp was chief financial officer of Neuro Discovery Inc., a Vancouver based, publicly traded investment company focused on biotechnology investing.

Mr. Karp brings more than fifteen years of corporate finance and operating experience, including raising hundreds of millions of dollars through equity financings and managing a number of merger and acquisition assignments, while Vice-President, Investment Banking, for BMO Nesbitt Burns, one of North America's leading full-service investment firms, in Vancouver.

Mr. Karp, holds a Bachelor of Science degree in Mechanical Engineering from the University of Waterloo in Ontario, an MBA from the Ivey School of business in London, Ontario, and is a CFA charterholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ Mark Bruk____________________

Mark Bruk
Chairman and Chief Executive Officer

Dated: September 11, 2006

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